Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of September 20, 2010, by and among each of the undersigned grantors, the Additional Grantors (as hereinafter defined) (each, a “Grantor”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent for the Lenders under the Credit Agreement as defined below (in such capacity, together with its successors and assignees herein called “Secured Party”).
RECITALS:
     1. Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), has entered into a Credit Agreement dated as of September 20, 2010 (as from time to time amended, supplemented or restated, the “Credit Agreement”), among the Borrower, Credit Suisse AG, as the Administrative Agent, and the Lenders from time to time party thereto, pursuant to which the Lender Parties (as defined below) have agreed to advance funds and extend credit to the Borrower up to an aggregate principal amount of $200,000,000, subject to increases as provided therein of up to $100,000,000.
     2. In consideration of the extensions of credit and other agreements of the Lenders, the LC Issuer and the Swingline Lender as set forth in the Credit Agreement, each Grantor has agreed to secure the obligations under the Loan Documents as set forth herein.
     3. Grantors, Borrower, and each direct and indirect Subsidiary of Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.
     4. The applicable governing body or the members of each Grantor (or of each Grantor’s general partner), as applicable, has determined that such Grantor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit such Grantor, directly or indirectly, and are in the best interests of such Grantor.
     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to each Grantor from the LC Issuer’s issuance of Letters of Credit, the Swingline Lender’s advances of Swingline Loans and the Lenders’ advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce the LC Issuer to issue Letters of Credit, the Swingline Lender to advance Swingline Loans and the Lenders to advance funds under the Credit Agreement, each Grantor hereby agrees with Secured Party, for the benefit of the Lender Parties, as follows:

AGREEMENTS
ARTICLE I Definitions and References
     Section 1.1. General Definitions. As used herein, the following terms shall have the following meanings:
     “Account Debtor” means each Person who is obligated on a Receivable or any supporting obligation related thereto.
     “Additional Grantor” has the meaning given to such term in Section 5.2.
     “Administrative Agent” means the Person who is from time to time the “Administrative Agent” as defined in the Credit Agreement.
     “Agreement” has the meaning given to such term in the Preamble.
     “Borrower” has the meaning given to such term in the Recitals.
     “Collateral” means all property, of whatever type, that is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.
     “Commercial Tort Claim” means a claim arising in tort with respect to which the claimant is Grantor.
     “Company” means an LLC, Partnership or Corporation in respect of which Company Rights are granted.
     “Company Agreements”, “Company Rights”, and “Company Rights to Payments” have the meanings given them in Section 2.1(k) below.
     “Copyright License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.
     “Copyrights” means all the following: (a) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all application for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

     “Corporation” means any corporation that is included within the term “Corporation” pursuant to Section 2.1(k)(iii) below, and any successor of any such corporation.
     “Credit Agreement” has the meaning given to such term in the Recitals.
     “Deposit Accounts” means all “deposit accounts” (as defined in the UCC) or other demand, time, savings, passbook, or similar accounts maintained with a bank, including non-negotiable certificates of deposit.
     “Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing inventory, equipment, or other goods.
     “Equipment” means all “equipment” (as defined in the UCC) in whatever form, wherever located, and whether now or hereafter existing, and all parts thereof, all accessions thereto, and all replacements therefor.
     “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.
     “ETP GP” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, the sole general partner of ETP.
     “ETP LLC” means Energy Transfer Partners, L.L.C., a Delaware limited liability company.
     “General Intangibles” means all “general intangibles” (as defined in the UCC) of any kind (including choses in action, Commercial Tort Claims, Software, Payment Intangibles, tax refunds, insurance proceeds, and contract rights), and all instruments, security agreements, leases, contracts, and other rights (except those constituting Receivables, Documents, or Instruments) to receive payments of money or the ownership or possession of property, including all general intangibles under which an account debtor’s principal obligation is a monetary obligation. The General Intangibles include, among other items, all Intellectual Property.
     “Grantor” has the meaning given to such term in the Preamble.
     “Instruments” means all “instruments”, “chattel paper” or “letters of credit” (as each is defined in the UCC) and all Letter-of-Credit Rights.
     “Intellectual Property” means any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licenses.
     “Inventory” means all “inventory” (as defined in the UCC) in all of its forms, wherever located and whether now or hereafter existing, including (a) all movable property and other goods held for sale or lease, all movable property and other goods furnished or to be furnished under contracts of service, all raw materials and work in process, and all materials and supplies used or consumed in a business, (b) all movable property and other goods that are part of a product or mass, (c) all movable property and other goods that are returned to or repossessed by the seller, lessor, or supplier thereof, (d) all goods and substances in which any of the foregoing is commingled or to which any of the foregoing is added, and (e) all accessions to, products of, and documents for any of the foregoing.
     “Investment Property” means all “investment property” (as defined in the UCC) and all other securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, or commodity accounts.
     “LC Issuer” means the Person who is from time to time the “LC Issuer” as defined in the Credit Agreement.
     “Lender Hedging Obligations” has the meaning given to such term in the Credit Agreement.
     “Lender Parties” means the Administrative Agent, the LC Issuer, the Swingline Lender, the Lenders and the counterparties under Lender Hedging Obligations.
     “Lenders” means the Persons who are from time to time “Lenders” as defined in the Credit Agreement.
     “Letter-of-Credit Rights” means all rights to payment or performance under a “letter of credit” (as defined in the UCC) whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.
     “LLC” means any limited liability company which is included within the term “LLC” pursuant to Section 2.1(k)(i), and any successor of any such limited liability company.
     “Loan Documents” has the meaning given to such term in the Credit Agreement.
     “Loan Party” means any Person, including the Borrower and the other Grantors, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party, LC Issuer, Swingline Lender or Lenders a Lien upon any property as security for the Secured Obligations.
     “Notes” has the meaning given to such term in the Credit Agreement.
     “Obligation Documents” means the Credit Agreement, the Notes, the Loan Documents, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.
     “Other Company Rights” has the meaning given it in Section 2.1(k)(v).
     “Partnership” means any general or limited partnership which is included within the term “Partnerships” pursuant to Section 2.1(k)(ii), and any successor of any such partnership.

     “Patent License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.
     “Patents” means all the following: (a) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Payment Intangibles” means all “payment intangibles” (as defined in the UCC).
     “Pledge and Security Agreement Supplement” has the meaning given such term in Section 5.2.
     “Pledged Shares” has the meaning given such term in Section 2.1(k)(iii).
     “Proceeds” means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether Secured Party is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.
     “Receivables” means (a) all “accounts” and “chattel paper” (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.
     “Receiver” has the meaning given such term in Section 4.2(g).
     “Secured Obligations” has the meaning given such term in Section 2.2.
     “Secured Party” has the meaning given such term in the Preamble.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Software” means all “software” (as defined in the UCC), including all computer programs, any supporting information provided in connection with a transaction relating to a computer program, all licenses or other rights to use any of such computer programs, and all license fees and royalties arising from such use to the extent permitted by such license or rights.
     “Trademark License” means any license or agreement, whether now or hereafter in existence, under which is granted or authorized any right to use any Trademark.
     “Trademarks” means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (d) all reissues, extensions and renewals thereof, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.
     Section 1.2. Incorporation of Other Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires. The parties intend that the terms used herein that are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.
     Section 1.3. Attachments. All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.
     Section 1.4. Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
ARTICLE II Security Interest
     Section 2.1. Grant of Security Interest. As collateral security for all of the Secured Obligations, each Grantor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, for the benefit of the Lender Parties, in and to all right, title and interest of such Grantor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (a) all Receivables;

     (b) all General Intangibles;
     (c) all Documents;
     (d) all Instruments;
     (e) all Inventory;
     (f) all Equipment;
     (g) all Deposit Accounts;
     (h) all Investment Property;
     (i) all books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of such Grantor pertaining to any of the Collateral;
     (j) all moneys and property of any kind of such Grantor in the possession or under the control of Secured Party;
     (k) all of the following (herein collectively called the “Company Rights”), whether now or hereafter existing, which are owned by such Grantor or in which such Grantor otherwise has any rights:
     (i) all interests in any limited liability company and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any limited liability company (whether one or more, herein called the “LLCs”), including those described in Exhibit A hereto, and all certificates representing such interests;
     (ii) all interests in general or limited partnerships (including general partnership interests and limited partnership interests) and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any general or limited partnership (whether one or more, herein called the “Partnerships”), including those described in Exhibit A hereto, and all certificates representing such interests;
     (iii) all shares of stock of corporations (including common shares or preferred shares) and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any corporation (whether one or more, herein called the “Corporations”), including those described in Exhibit A hereto, all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the “Pledged Shares”);
     (iv) all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of such Grantor in any Company, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any Company, and whether or not the same arise or are payable under any organizational document, any agreement or certificate forming any Company or any other agreement governing any Company or the relations among the members, partners or stockholders of any Company (any and all such proceeds, interest, profits, payments, rights to payment, distributions, dividends, cash, instruments, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “Company Rights to Payments”, and any and all such organizational documents, agreements, certificates, and other agreements being herein called the “Company Agreements”); and
     (v) all other interests and rights of such Grantor in any Company, whether under the Company Agreements or otherwise, including any option, right or warrant to acquire any of the foregoing and any right to cause the dissolution of any Company or to appoint or nominate a successor to such Grantor as a member, shareholder or partner in any Company (all such other interests and rights being herein called the “Other Company Rights”); and
     (l) All Proceeds of any and all of the foregoing Collateral.
In each case, the foregoing shall be covered by this Agreement, whether such Grantor’s ownership or other rights therein are presently held or hereafter acquired and however such Grantor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).
     Notwithstanding anything to the contrary contained in this Section 2.1, if the documents governing any of the foregoing Collateral contain enforceable restrictions on the assignment or transfer of any Grantor’s rights thereunder, then the Liens granted under this Agreement shall be limited only to the extent necessary to comply with such enforceable restrictions (with such limitation automatically ceasing upon removal of, or receipt of any consent with respect to, such restrictions), and will in any event attach to the amounts payable to such Grantor under any such agreement.
     The granting of the foregoing security interest does not make Secured Party a successor to such Grantor as a member of any LLC or as a partner of any Partnership or a stockholder of any Corporation, and neither Secured Party nor any of its successors or assigns hereunder shall be deemed to have become a member of any LLC, have become a partner of any Partnership or have become a stockholder of any Corporation by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Secured Party or any such successor or assign expressly becomes a member of any LLC, becomes a partner of any Partnership or becomes a stockholder of any Corporation after a foreclosure upon the Company Rights relating to that Company. Notwithstanding anything herein to the contrary (except to the extent, if any, that Secured Party or any of its successors or assigns hereafter expressly becomes a member of any LLC, a partner of any Partnership or a stockholder of any Corporation), neither Secured Party nor any of its successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Company or of any Grantor to or under any Company, and the above definition of “Other Company Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.
     Section 2.2. Secured Obligations Secured. The security interest created by each Grantor hereunder in its Collateral constitutes continuing collateral security for all Lender Hedging Obligations and all Obligations, whether now existing or hereafter incurred or arising, including all principal of and all interest on the Loans, all LC Obligations, and any and all other indebtedness, obligations or liabilities which may at any time be owed to any Lender Party, whether incurred heretofore or hereafter or concurrently herewith, under or pursuant to any of the Loan Documents, and including interest, reasonable attorneys’ fees and collection costs as may be provided by law or in any instrument or agreement evidencing any such indebtedness or liability (collectively, the “Secured Obligations”).
Without limiting the generality of the foregoing, the Secured Obligations include all post-petition interest, expenses, and other duties and liabilities of the Borrower described above in this Section 2.2, which would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower.
It is the intention of each Grantor that is a Subsidiary of Borrower and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any Law that may be applied hereto. Each Grantor that is a Subsidiary of Borrower and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement: (a) with respect to such Grantor, the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by such Grantor without rendering the security interests granted, and obligations incurred, hereunder by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law; and (b) the Collateral pledged by such Grantor hereunder shall be limited to the maximum amount of Collateral that can be pledged by such Grantor without rendering the pledge of Collateral by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law. Each Grantor hereby acknowledges that the Secured Obligations are owed to the various Lender Parties and that each Lender Party is entitled to the benefits of the Liens given under this Agreement.
ARTICLE III Representations, Warranties and Covenants
     Section 3.1. Representations and Warranties. Each Grantor hereby represents and warrants to the Lender Parties as follows:
     (a) Ownership Free of Liens. Such Grantor has good and valid title to its Collateral free and clear of all Liens, encumbrances or adverse claims, except for Liens permitted under Section 7.02 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except (i) any which have been filed in respect of Liens permitted under Section 7.02 of the Credit Agreement, and (ii) any such financing statements or other instruments for which a termination statement that such Grantor is authorized to file has been delivered to Secured Party. Any and all references made in this Agreement to Liens permitted under Section 7.02 of the Credit Agreement are made for the purpose of limiting certain warranties and covenants made by Grantor herein and such reference is not intended to affect the description herein of the Collateral nor to subordinate the Liens and security interests hereunder to any Liens permitted under Section 7.02 of the Credit Agreement.
     (b) Security Interest. Such Grantor has full right, power and authority to grant a security interest in its Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance other than Liens permitted under Section 7.02 of the Credit Agreement. This Agreement creates a valid and binding first priority security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.
     (c) Name, Place of Business and Formation. Schedule 1 of the Agreement (as such schedule may be amended or supplemented from time to time) contains: (i) the type of organization of such Grantor; (ii) the jurisdiction of organization of such Grantor; and (iii) its organizational identification number. The full legal name of such Grantor is as set forth on such Schedule 1, and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 1 (as such schedule may be amended or supplemented from time to time). Except as provided on Schedule 1, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years.
     (d) Perfection. The security interests in favor of Secured Party in all of the Collateral is perfected and, except with respect to any Collateral subject to a prior perfected Lien permitted under Section 7.02 of the Credit Agreement, is a first priority security interest.
     (e) Receivables. Except has been disclosed to Secured Party, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.
     (f) Company Rights. All units, stock, interests and other securities constituting the Company Rights have been duly authorized and validly issued, are fully paid and (other than with respect to partnership and limited liability company interests) non-assessable, and were not issued in violation of the preemptive rights of any person or of any agreement by which Grantor or any Company is bound. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of the Company Rights (or rights in respect thereof) have been paid. Except for certain rights contained in the Company Agreements, no restrictions or conditions exist with respect to the transfer, voting or capital of any Company Rights. Grantor has delivered to Secured Party all certificates and instruments evidencing Company Rights. All such certificates and instruments are valid and genuine and have not been altered. No Company has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any person would be entitled to have issued to it units of ownership interest or partnership or membership interests in such Company. Except as set forth on Exhibit A hereto, neither Grantor nor any Company has elected the application of Article 8 of the UCC to apply to any Company or any Company Rights, and Article 8 of the UCC is thus not applicable to any Company, except with respect to any Corporation. Grantor owns the interests in each Company which are described on Exhibit A. Neither the making of this Agreement nor the exercise of any rights or remedies of Secured Party hereunder will cause a default under any of the Company Agreements of any Company or otherwise adversely affect or diminish any of the Company Rights thereunder. Grantor’s rights under the Company Agreements are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.
     Section 3.2. Covenants. Unless Secured Party shall otherwise consent in writing, each Grantor will at all times comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations or the Commitment is outstanding.
     (a) General. Except for the security interest created by this Agreement, such Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted by Section 7.02 of the Credit Agreement, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein. Such Grantor shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral. Such Grantor shall not take or permit any action which could impair the Secured Party’s rights in the Collateral. Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Upon the reasonable request of Secured Party from time to time, such Grantor shall make all further or subsequent filings, recordings or registrations, or give other public notices or take such other action as is necessary or desirable to perfect or otherwise continue, preserve or protect the security interest of the Secured Party in the Collateral.
     (b) Company Rights. Except as permitted by Sections 7.04 and 7.05 of the Credit Agreement, such Grantor will maintain its ownership of the interests in each Company listed on Exhibit A, and upon any such permitted sale or other disposition, Secured Party agrees to release any Lien in favor of Secured Party on any such interests concurrently with the consummation of such permitted sale or disposition. Such Grantor will timely honor all calls under any Company Agreement to provide capital to any Company, and such Grantor will not otherwise default in performing any of Grantor’s obligations under any Company Agreement or allow any Company Rights to be adversely affected or diminished. The Company Rights shall at all times be duly authorized and validly issued and shall not be issued in violation of the pre emptive rights of any Person or of any agreement by which any Grantor or any Company thereof is bound. Nothing herein shall require a Grantor as a member, partner or shareholder of a Company to cause such Company to initiate, approve, adopt or order a capital call by such Company.
     (c) Delivery of Documents, Instruments and Certificates. All instruments, documents and certificates constituting or evidencing Collateral on the date of the Agreement shall be delivered to Secured Party on or prior to the execution and delivery of this Agreement. All other instruments, documents or certificates, if any, constituting or evidencing Collateral from time to time shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Grantor. Without limiting the foregoing, all such instruments, documents and certificates received by such Grantor shall be held in trust on behalf of Secured Party pursuant hereto and shall be delivered to Secured Party in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, in each case in form and substance reasonably satisfactory to Secured Party. To the extent that any of the Company Rights (whether now owned or hereafter acquired) are not evidenced by a certificate, instrument or other writing, the Grantor will take all actions required under applicable Law to perfect the security interest created hereunder, and such other actions as the Secured Party considers necessary or desirable to effect the foregoing, and upon reasonable request by the Secured Party will provide an opinion of counsel satisfactory to the Secured Party, acting reasonably, with respect to the pledge of uncertificated interests.
     (d) Diminution of Company Rights. Such Grantor will not adjust, settle, compromise, amend or modify any of the Company Rights or the Company Agreements related to ETP GP or ETP LLC, except as permitted (or not restricted) by the Credit Agreement. Such Grantor will not permit the creation of any additional interests in any Company (other than ETP or Regency) or the issuance of any additional shares of any class of capital stock or any other interests of any Company (other than ETP or Regency) (unless immediately upon creation or issuance the same are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest therein), whether such additional interests are presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition.
     (e) Status of Company Rights. Except for certificated securities that have been delivered to Secured Party and reflected on Exhibit A (as supplemented from time to time), the Company Rights are not and shall not at any time be evidenced by any certificates. The certificates evidencing the Company Rights shall at all times be valid and shall not be altered. The Company Rights at all times shall be duly authorized, validly issued, fully paid and (other than with respect to partnership and limited liability company interests) non assessable, and shall not be issued in violation of the pre emptive rights of any Person or of any agreement by which Grantor or any Company is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Company Rights.
     (f) Restrictions on Collateral. Such Grantor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting, control, or exercise of any Company Rights in respect of any Company other than any such restrictions or conditions contained in the applicable Company’s Company Agreement or similar agreement as of the Closing Date.
     (g) Commercial Tort Claims. If such Grantor shall at any time hold or acquire a material Commercial Tort Claim, such Grantor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably acceptable to Secured Party.

ARTICLE IV Remedies, Powers and Authorizations
     Section 4.1. Provisions Concerning the Collateral.
     (a) Authorization to File Financing Statements; Additional Filings. Each Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file, without the signature of such Grantor, in any jurisdiction any financing statements and amendments thereto that (i) indicate the Collateral as “all assets of Grantor and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC; (ii) contain any other information required by subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including the address of such Grantor, whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor; and (iii) are necessary to properly effectuate the transactions described in this Agreement, as determined by Secured Party in its reasonable discretion. Each Grantor agrees to furnish any such information to Secured Party promptly upon request. Each Grantor hereby further authorizes Secured Party to file one or more continuation statements to such financing statements. Each Grantor further agrees that a carbon, photographic or other reproduction of this Security Agreement or of any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction accepting same by Secured Party.
     (b) Power of Attorney. Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney in fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Secured Party’s reasonable discretion, if an Event of Default shall have occurred and be continuing, to take any action, and to execute or endorse any instrument, certificate or notice, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including any action or instrument: (i) to request or instruct each Company (and each registrar, transfer agent, or similar Person acting on behalf of each Company) to register the pledge or transfer of its Collateral to Secured Party; (ii) to otherwise give notification to any Company, registrar, transfer agent, financial intermediary, or other Person of Secured Party’s security interests in its Collateral hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral; (iv) to receive, endorse and collect any drafts or other instruments or documents included in its Collateral; (v) to enforce any obligations included in its Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may, in its reasonable discretion, deem necessary or desirable for the collection of any of its Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of its Collateral. Each Grantor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.
     (c) Collection Rights. Secured Party shall have the right at any time, after the occurrence and during the continuance of a Default or of an Event of Default, to notify, or require any Grantor to notify, any or all Persons (including any Company) obligated to make payments which are included among its Collateral (whether accounts, general intangibles, dividends, distribution rights, Company Rights to Payment, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party and, upon such notification and at the expense of such Grantor and to the extent permitted by Law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor could have done. After such Grantor receives notice that Secured Party has given (and after Secured Party has required such Grantor to give) any notice referred to above in this subsection, and so long as any Event of Default shall be continuing:
     (i) all amounts and proceeds (including instruments and writings) received by such Grantor in respect of such rights to payment, accounts, general intangibles, dividends, distribution rights or Company Rights to Payments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be applied as specified in Section 4.3; and
     (ii) except with the consent of Secured Party (such consent not to be unreasonably withheld), such Grantor will not adjust, settle or compromise the amount or payment of any such account or general intangible, Company Rights to Payments or release wholly or partly any account debtor or obligor thereof (including any Company) or allow any credit or discount thereon.
     Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, then Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:
     (a) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Loan Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);
     (b) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of such Grantor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;
     (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
     (d) dispose of, at its office, on the premises of the respective Grantor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;
     (e) buy (or allow one or more of the Lender Parties to buy) the Collateral, or any part thereof, at any public sale;

     (f) buy (or allow one or more of the Lender Parties to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
     (g) appoint by instrument in writing one or more receivers, managers or receiver/manager for the Collateral or the business and undertaking of any Grantor pertaining to the Collateral (the “Receiver”). Any such Receiver will have, in addition to any other rights, remedies and powers which a Receiver may have at Law, in equity or by statute, the rights and powers set out elsewhere in this Section 4.2. In exercising such rights and powers, any Receiver will act as and for all purposes will be deemed to be the agent of Grantors and no Lender Party will be responsible for any act or default of any Receiver. The Lender Parties may remove any Receiver and appoint another from time to time. No Receiver appointed by the Lender Parties need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by a court;
     (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Grantor hereby consents to any such appointment; and
     (i) at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to such Grantor that Secured Party has either done so or intends to do so).
Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, then Secured Party may in its discretion apply any cash proceeds from the Collateral held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, as provided in Section 8.03 of the Credit Agreement.
     Section 4.4. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, each Grantor that is the Borrower or is a Guarantor shall be liable for the deficiency, together with interest thereon as provided in the governing Loan Documents, together with the costs of collection and the reasonable fees of any legal counsel employed by Secured Party, the LC Issuer, the Swingline Lender or the Lenders to collect such deficiency.

     Section 4.5. Indemnity and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Loan Documents:
     (a) each Grantor will indemnify each Lender Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), whether based on contract, tort or any other theory, whether brought by a third party or by such Grantor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by such Grantor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; and
     (b) each Grantor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (v) the exercise or enforcement of any of the rights of Secured Party hereunder, or (vi) the failure by Grantor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s gross negligence or willful misconduct.
     Section 4.6. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non judicial remedies, each Grantor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent Secured Party or any Grantor from resorting to judicial process at its option.
     Section 4.7. Other Recourse. Each Grantor waives any right to require any Lender Party to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, to marshal the Collateral, or to have any Loan Party joined with such Grantor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power. Each Grantor further waives any and all notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Loan Party from time to time. Each Grantor further waives any defense arising by reason of any disability or other defense of any Loan Party or by reason of the cessation from any cause whatsoever of the liability of any Loan Party. This Agreement shall continue irrespective of the fact that the liability of any Loan Party may have ceased and irrespective of the validity or enforceability of any other Loan Document to which such Grantor or any Loan Party may be a party, and notwithstanding any reorganization or bankruptcy of any Loan Party or any other event or proceeding affecting any Loan Party. Until all of the Secured Obligations shall have been paid in full, no Grantor shall have any right to subrogation and each Grantor waives the right to enforce any remedy which any Lender Party has or may hereafter have against any Loan Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Each Grantor authorizes each Lender Party, without notice or demand, without any reservation of rights against such Grantor, and without in any way affecting such Grantor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Loan Party in respect of any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Loan Document with any Person other than such Grantor, and (e) release or substitute any Loan Party.
     Section 4.8. Exercise of Company Rights.
     (a) So long as no Event of Default shall have occurred and be continuing Grantors may receive, retain and use, free and clear of any Lien created hereby, any and all Company Rights to Payment paid in respect of the Collateral, provided, however, that any and all Company Rights to Payment paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Company Rights shall be, and shall forthwith be delivered to Secured Party to hold as, Company Rights and shall, if received by any Grantor, be received, segregated, held in trust and delivered as set forth above.
     (b) Anything herein to the contrary notwithstanding, Grantors may at all times exercise any and all voting rights pertaining to the Company Rights and Other Company Rights for any purpose not inconsistent with the terms of this Agreement.
     (c) Upon the occurrence and during the continuance of an Event of Default:
     (i) all rights of each Grantor to receive and retain the Company Rights to Payment which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Collateral such Company Rights to Payment;
     (ii) without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Company Rights, other than voting rights pertaining to the Company Rights, as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the

Company Rights upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Company, or upon the exercise by any Company of any right, privilege or option pertaining to any Company Rights, and, in connection therewith, to deposit and deliver any and all of the Company Rights with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and any and all rights to dissolve any Company or to compel distribution of any Company’s assets; and
     (iii) all Company Rights to Payments which are received by Grantor contrary to the provisions of subsection (c)(i) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and shall be forthwith paid over to Secured Party as Company Rights in the exact form received, to be held by Secured Party as Collateral.
     Section 4.9. Private Sale of Company Rights. Each Grantor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Company Rights and that Secured Party may, therefore, determine to make one or more private sales of any such Company Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any such Company Rights for the period of time necessary to permit their registration for public sale under the Securities Act, to the extent, if any, that the Securities Act would be applicable thereto. Each Grantor further acknowledges and agrees that any offer to sell any Company Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party or one or more of the Lender Parties may, in such event, bid for the purchase of such Company Rights.
ARTICLE V Miscellaneous
     Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given, in the case of Borrower or Secured Party, as provided in the Credit Agreement, in the case of each other Grantor on the date of this Agreement, at the address below its signature hereto, and, in the case of any other Grantor, as provided in such Grantor’s Pledge and Security Agreement Supplement.
     Section 5.2. Amendments; Pledge and Security Agreement Supplements. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Lenders as required in the Credit Agreement. Upon the execution and delivery by any Person of a pledge and security agreement supplement in substantially the form of Exhibit B (each, a “Pledge and Security Agreement Supplement”), (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Loan Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Loan Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Pledge and Security Agreement Supplement.
     Section 5.3. Preservation of Rights. No failure on the part of Secured Party or any other Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law. The rights of Secured Party under any Loan Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights or exhaust any recourse under any other Loan Document against such party or against any other Person.
     Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 5.5. Survival of Agreements. All representations and warranties of each Grantor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Documents and the creation of the Secured Obligations.
     Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by Law shall be construed as relieving any Loan Party from liability on the Secured Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Loan Party may have ceased or irrespective of the validity or enforceability of any other Loan Document to which any Grantor or any Loan Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Loan Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Loan Party.
     Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on each Grantor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, Secured Party, the LC Issuer, the Swingline Lender or any Lender may pledge, assign or otherwise transfer any or all of its rights hereunder as provided in the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party, herein or otherwise. None of the rights or duties of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.
     Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations. Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement, then upon written request for the termination hereof delivered by Borrower to Secured Party, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Grantors. Secured Party will, upon the respective Grantor’s request and at the respective Grantor’s expense, return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of in accordance with the terms of this Agreement free and clear of the Liens hereof and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     Section 5.9. Governing Law and Choice of Venue.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN

THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LC ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts (including by facsimile transmission), all of which when so executed shall be deemed to constitute one and the same Agreement.
     Section 5.11. “Loan Document.” This Agreement is a “Loan Document,” as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents. In the event of a conflict between the terms and conditions of the Credit Agreement and this Agreement, the terms and conditions of the Credit Agreement shall control.
     Section 5.12. Limitation on Recourse Against Non-Guarantor Grantor. In respect of any Grantor that is neither the Borrower nor a Guarantor, Secured Party will look solely to the Collateral pledged by such Grantor and nothing contained in this Agreement will create any right for the Secured Party to enforce a deficiency in respect of the Secured Obligations against such Grantor. The foregoing shall not limit the rights of Secured Party to proceed against such Grantor (i) to enforce the security interest against Collateral pledged by such Grantor (including enforcement in connection with any proceeding under the United States Bankruptcy Code), (ii) to enforce any policy of insurance or to recover any condemnation proceeds or insurance proceeds or other similar funds in respect of Collateral pledged by such Grantor (but only to the extent of the value of such Collateral), (iii) to recover damages for fraud or waste by such Grantor in respect of Collateral pledged by such Grantor (but only to the extent of the value of such Collateral), or (iv) to recover Collateral or proceeds of Collateral that, under the terms of the Loan Documents, should have been delivered or paid to Secured Party by such Grantor. This Section shall not waive any right which Secured Party may have to make any election permitted under Section 1111(b) of the United States Bankruptcy Code or to require that after acquired property of the Grantor shall continue to secure the Secured Obligations.
     Section 5.13. FINAL AGREEMENT. THIS WRITTEN PLEDGE AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.
By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

ENERGY TRANSFER PARTNERS, L.L.C.
By: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

ETE GP ACQUIRER LLC,
BY: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

ETE SERVICES COMPANY, LLC,
BY: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer
Signature Page to Pledge and Security Agreement

REGENCY GP LLC,
BY: ETE GP Acquirer LLC, its sole member
By: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer
Address of each Grantor:
3738 Oak Lawn Avenue
Dallas, TX 75219
Attention: Chief Financial Officer
Phone: (214) 981-0722
Facsimile: (214) 981-0706
Signature Page to Pledge and Security Agreement

Agreed and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent as provided herein

By:	/s/ Nupur Kumar

	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Kevin Buddhdew

	Name:	Kevin Buddhdew
	Title:	Associate
Signature Page to Pledge and Security Agreement

SCHEDULE 1
GENERAL INFORMATION
(A)	Full legal name, type of organization, jurisdiction and organizational identification number of each Grantor:

	State of
	Incorporation/
Name	Formation	Organizational #
Energy Transfer Equity, L.P.	Delaware	4019371
Energy Transfer Partners, L.L.C.	Delaware	3187550
ETE GP Acquirer L.L.C.	Delaware	4820006
ETE Services Company, LLC	Delaware	4821292
Regency GP LLC	Delaware	4027333
(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:
None
(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office and Corporate Structure within past five (5) years:
None
Schedule 1

EXHIBIT A
Description of Pledged Shares

Percentage of
Equity Interest
Debtor	Company	Cert. No.	# of Shares	Pledged

None
Description of Partnership Interests

Percentage and Type of
Grantor	Company	Cert. No.	Equity Interest Pledged
Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	1	100% Class A limited
partnership interest

Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	2	50% of the Class B limited
partnership interests

Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	4	50% of the Class B limited
partnership interests

Energy Transfer Partners, L.L.C.	Energy Transfer Partners GP, L.P.	2	.01% general partnership
interest

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0585	3,787,857 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0061	3,742,515 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0060	7,721,542 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0369	15,883,234 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0620	1,638,692 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0927	1,069,850 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-0981	2,570,150 common limited
partnership units

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	ET-3753	13,813,127 common limited
partnership units

EXHIBIT A

Percentage and Type of
Grantor	Company	Cert. No.	Equity Interest Pledged
ETE GP Acquirer LLC	Regency GP LP	None*	93.1% limited partnership
interest

Regency GP LLC	Regency GP LP	None*	.001% general partnership
interest representing
100% of the general
partnership interests

Energy Transfer Equity, L.P.	Regency Energy Partners LP	RP 0312	26,266,791 common limited
partnership units

*	Non-certificated
Description of LLC Rights

			Percentage and Type of
Debtor	Company	Cert. No.	Equity Interest Pledged
Energy Transfer Equity, L.P.	Energy Transfer Partners, L.L.C.	5	100% limited liability company interests (10,000 Class A units)

Energy Transfer Equity, L.P.	ETE GP Acquirer LLC	1	100% limited liability company interests

Energy Transfer Equity, L.P.	ETE Services Company, LLC	001	100% limited liability company interests

ETE GP Acquirer LLC	Regency GP LLC	1	100% limited liability company interests
Exhibit A

EXHIBIT B
FORM OF PLEDGE AND SECURITY AGREEMENT SUPPLEMENT
                    , 20
Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent
Eleven Madison Avenue
New York, NY 10010

Re:	Credit Agreement dated as of September 20, 2010 (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent, LC Issuer and Swingline Lender and the Lenders from time to time party thereto
Ladies and Gentlemen:
     Reference is made to the Credit Agreement and to that certain Pledge and Security Agreement dated as of September 20, 2010, executed by and among the grantors party thereto and the Administrative Agent, for the benefit of the Lender Parties (as heretofore amended, supplemented, restated or otherwise modified, the “Original Security Agreement”; such Original Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, together with this Pledge and Security Agreement Supplement, being the “Security Agreement”). The capitalized terms defined in the Security Agreement and not otherwise defined herein are used herein as therein defined.
     Section 1. Grant of Security Interest. The undersigned Grantor hereby confirms the grant to the Secured Party set forth in the Security Agreement of, and does hereby grant to the Secured Party, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. The undersigned Grantor represents and warrants that the attached supplements to schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such supplements to schedules shall constitute part of the schedules to the Security Agreement.
     Section 2. Obligations Under the Security Agreement. The undersigned Grantor hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and conditions of the Security Agreement to the same extent as each of the other Grantors thereunder. The undersigned Grantor further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean

Exhibit B

and be a reference to the undersigned, and each reference in any other Loan Document to a “Grantor” or a “Loan Party” shall also mean and be a reference to the undersigned.
     Section 3. Representations, Warranties and Covenants. The undersigned Grantor hereby (a) makes each representation and warranty set forth in Section 3.1 of the Security Agreement and (b) undertakes each covenant obligation set forth in Section 3.2 of the Security Agreement, in each case to the same extent as each other Grantor.
     Section 4. Governing Law and Choice of Venue. This Security Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State, except as required by mandatory provisions of Law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereunder, in respect of any particular Collateral, are governed by the Laws of a jurisdiction other than such State. Each of the Grantors irrevocably waives any objection, to the extent permitted by applicable Law, that it may now or hereafter have (including any claim of inconvenient forum) to the venue of any legal proceeding arising out of or relating to this Security Agreement in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.
     Section 6. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.
     Exhibit B

     IN WITNESS WHEREOF, the undersigned has caused this Pledge and Security Agreement Supplement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:
Exhibit B